     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1998

                                                        REGISTRATION NO. 1-14037
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                  FORM 10/A-2

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                      THE NEW DUN & BRADSTREET CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                   DELAWARE                                      13-3998945
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

            ONE DIAMOND HILL ROAD
           MURRAY HILL, NEW JERSEY                                 07974
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                            ------------------------

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (908) 665-5000

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                       NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
   ---------------------------------------             ------------------------------
   Common Stock, par value $0.01 per share                New York Stock Exchange

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                                      NONE

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ITEM 1.  BUSINESS.


     The information required by this item is contained under the sections "The New Dun & Bradstreet Corporation Business", "The New Dun & Bradstreet Corporation (Accounting Successor to D&B) Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors -- Risks Relating to The New Dun & Bradstreet Corporation and R.H. Donnelley Corporation" and "-- Risks Relating to The New Dun & Bradstreet Corporation", and "Forward-Looking Statements" of, and in The Dun & Bradstreet Corporation Financial Statements in, the Information Statement dated June 18, 1998 included herewith as Exhibit 99.1 (the "Information Statement") and such sections are incorporated herein by reference.


ITEM 2.  FINANCIAL INFORMATION.

     The information required by this item is contained under the sections "The New Dun & Bradstreet Corporation (Accounting Successor to D&B) Selected Financial Data", "The New Dun & Bradstreet Corporation (Accounting Successor to D&B) Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors -- Risks Relating to The New Dun & Bradstreet Corporation and R.H. Donnelley Corporation" and "-- Risks Relating to The New Dun & Bradstreet Corporation", and "Forward-Looking Statements" of the Information Statement and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES.

     The information required by this item is contained under the section "The New Dun & Bradstreet Corporation Business -- Properties" of the Information Statement and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by this item is contained under the section "The New Dun & Bradstreet Corporation Security Ownership by Certain Beneficial Owners and Management" of the Information Statement and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

     The information required by this item is contained under the sections "The New Dun & Bradstreet Corporation Management and Executive Compensation -- The New Dun & Bradstreet Corporation Board of Directors" and "-- The New Dun & Bradstreet Corporation Executive Officers" of the Information Statement and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION.

     The information required by this item is contained under the section "The New Dun & Bradstreet Corporation Management and Executive Compensation" of the Information Statement and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by this item is contained under the section "Relationship Between The New Dun & Bradstreet Corporation and R.H. Donnelley Corporation After the Distribution" of the Information Statement and such section is incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS.

     The information required by this item is contained under the sections "The New Dun & Bradstreet Corporation Business -- Legal Proceedings", "Risk
Factors -- Risks Relating to The New Dun & Bradstreet Corporation" and "Forward-Looking Statements" of the Information Statement and such sections are incorporated herein by reference.

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

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The information required by this item is contained under the sections "The Distribution -- Listing and Trading of New D&B Common Stock and R.H. Donnelley Common Stock", "Relationship Between The New Dun & Bradstreet Corporation and R.H. Donnelley Corporation After the Distribution -- Employee Benefits Agreement", "Dividend Policies", "The New Dun & Bradstreet Corporation Management and Executive Compensation" and "Description of The New Dun & Bradstreet Corporation Capital Stock" of the Information Statement and such sections are incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     On April 14, 1998, as part of its original incorporation, the Registrant issued 1,000 shares of its common stock, for a total consideration of $10.00, to The Dun & Bradstreet Corporation, which is and will be the Registrant's sole stockholder until the Distribution Date as defined and described in the section "The Distribution" of the Information Statement, and such section is incorporated herein by reference. Subsequent to the Distribution, The Dun & Bradstreet Corporation (which will change its name to R.H. Donnelley Corporation) will hold no capital stock of the Registrant.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this item is contained under the section "Description of The New Dun & Bradstreet Corporation Capital Stock" of the Information Statement and such section is incorporated herein by reference, except for the information under the caption "The New Dun & Bradstreet Corporation Rights Plan", which is not incorporated by reference herein as the preferred share purchase rights and shares of Series A Junior Participating Preferred Stock of The New Dun & Bradstreet Corporation described under such caption will be registered separately on a Registration Statement on Form 8-A.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The information required by this item is contained under the section "Description of The New Dun & Bradstreet Corporation Capital
Stock -- Indemnification and Limitation of Liability for Directors and Officers" of the Information Statement and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The information required by this item is identified in the section "Index to Financial Statements -- The Dun & Bradstreet Corporation" and is contained in the section "Financial Statements -- The Dun & Bradstreet Corporation" of the Information Statement and such sections are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS.

     None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

     The information required by this item is contained in the "Index to Financial Statements" on page F-1 of the Information Statement and such information is incorporated herein by reference.

     (b) Exhibits

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

     The following documents are filed as exhibits hereto:


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  3.1     Restated Certificate of Incorporation of The New Dun &
          Bradstreet Corporation
  3.2     Amended and Restated By-laws of The New Dun & Bradstreet
          Corporation
  4.1     Specimen Common Stock certificate
 10.1     Form of Distribution Agreement between The Dun & Bradstreet
          Corporation and The New Dun & Bradstreet Corporation
 10.2     Form of Tax Allocation Agreement between The Dun &
          Bradstreet Corporation and The New Dun & Bradstreet
          Corporation
 10.3     Form of Employee Benefits Agreement between The Dun &
          Bradstreet Corporation and The New Dun & Bradstreet
          Corporation
 10.4     Form of Intellectual Property Agreement between The Dun &
          Bradstreet Corporation and The New Dun & Bradstreet
          Corporation
 10.5     Form of Shared Transaction Services Agreement between The
          Dun & Bradstreet Corporation and The New Dun & Bradstreet
          Corporation
 10.6     Form of Data Services Agreement between The Dun & Bradstreet
          Corporation and The New Dun & Bradstreet Corporation
 10.7     Form of Transition Services Agreement between The Dun &
          Bradstreet Corporation and The New Dun & Bradstreet
          Corporation
 10.8     Form of Amended and Restated Transition Services Agreement
          between The Dun & Bradstreet Corporation, The New Dun &
          Bradstreet Corporation, Cognizant Corporation, IMS Health
          Incorporated, ACNielsen Corporation and GartnerGroup, Inc.
 10.9     Undertaking of The New Dun & Bradstreet Corporation
   21     List of Subsidiaries of The New Dun & Bradstreet Corporation
   27     Financial Data Schedule of The New Dun & Bradstreet
          Corporation
 99.1     Information Statement dated as of June 18, 1998
 99.2     Chairman's Letter to Stockholders of The Dun & Bradstreet
          Corporation
 99.3     Form of Rights Agreement between The New Dun & Bradstreet
          Corporation and First Chicago Trust Company of New York, as
          Rights Agent


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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          THE NEW DUN & BRADSTREET CORPORATION


                                          By: /s/ NANCY L. HENRY

                                            ------------------------------------
                                            Name: Nancy L. Henry
                                            Title: Senior Vice President and
                                                  Chief Legal Counsel

Date: June 18, 1998


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